UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2009

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02                 Results of Operations and Financial Condition
Item 2.06	Material Impairments
Item 9.01	Financial Statements and Exhibits
SIGNATURES
Ex-99.1

Item 2.02                      Results of Operations and Financial Condition

On January 20, 2009, the Company filed with the SEC a Notification of Late Filing on Form 12b-25 (the “Notice”) with respect to its Annual Report on Form 10-K (the “Report”) for the 53 weeks ended November 2, 2008, stating that it would not be able to timely file the Report without unreasonable effort or expense.   The responses set forth in the Notice under Part III and Part IV, Question 3 thereof contain information about the Company’s results of operations for the 53 weeks ended November 2, 2008, which information is incorporated herein by reference.

Item 2.06	Material Impairments

The responses set forth in the Notice under Part III and Part IV, Question 3, which information is incorporated herein by reference, indicate that the Company expects to record impairment charges related to goodwill, investments in auction rate securities, and deferred loan costs.  The Company does not expect that these impairment charges will result in any future cash expenditure.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Form 12b-25 filed with the Securities and Exchange Commission on January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:           /s/ Marcia R. Martin
Marcia R. Martin
Chief Financial Officer

Dated:                      January 20, 2009